UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

Nexstar Media Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700

Irving, Texas 75062

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

Nexstar Media Group, Inc. (the “Company”) announced on November 12, 2019 that its wholly owned subsidiary, Nexstar Broadcasting, Inc. (the “Issuer”), entered into a purchase agreement, dated November 12, 2019, with the guarantors (as defined below) and Deutsche Bank Securities Inc., acting on behalf of itself and the several initial purchasers named in Schedule I thereto, relating to the sale by the Issuer of $665,000,000 aggregate principal amount of additional 5.625% senior notes due 2027 (the “notes”) at an issue price of 104.875% in a private offering. The notes are being offered as additional notes under the Indenture, dated as of July 3, 2019 (as amended and supplemented from time to time, the “Indenture”), pursuant to which the Issuer previously issued $1,120,000,000 aggregate principal amount of 5.625% senior notes due 2027 (the “Existing Notes”). The notes will be treated as a single series with the Existing Notes under the Indenture and will have substantially the same terms as the Existing Notes. The notes will be the Issuer’s senior unsecured obligations and will be guaranteed by the Company, Mission Broadcasting, Inc. (“Mission”) and certain of the Issuer’s and Mission’s existing and future restricted subsidiaries (collectively with the Company and Mission, the “guarantors”) on a senior unsecured basis.

The purchase agreement contains customary representations, warranties and agreements by the Issuer, the Company, Mission and the other guarantors. In addition, the Issuer, the Company, Mission and the other guarantors have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Issuer, the Company, Mission and the other guarantors have agreed with the initial purchasers not to offer or sell any debt securities issued by any of them for a period of 30 days after November 12, 2019, without the prior written consent of the representative of the initial purchasers except for the notes sold to the initial purchasers pursuant to the Purchase Agreement. Subject to customary closing conditions, the sale of the notes is expected to close on or about November 22, 2019.

The Company intends to use the net proceeds from the proposed offering to redeem the Issuer’s 6.125% senior notes due 2022 and 5.875% senior notes due 2022 and to pay related premiums, fees and expenses.

The notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the notes. Any offers of the notes will be made only by means of a private offering memorandum. The notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the purchase agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On November 12, 2019, the Company issued a press release announcing the pricing of the notes. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1

Purchase Agreement, by and among Nexstar Broadcasting, Inc., Nexstar Media Group, Inc., Mission Broadcasting, Inc., the other guarantors party thereto and Deutsche Bank Securities Inc., acting on behalf of itself and the several initial purchasers named in Schedule I thereto, dated November 12, 2019.

99.1	Press Release of Nexstar Media Group, Inc. dated November 12, 2019 relating to the pricing of Nexstar Broadcasting, Inc.’s additional 5.625% Senior Notes due 2027.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2019	NEXSTAR MEDIA GROUP, INC.

	By:	/s/ Thomas E. Carter
Thomas E. Carter
Chief Financial Officer (Principal Financial Officer)

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